Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officer hereby certifies that, to his knowledge, (1) the Annual Report on Form 10-K of COMFORCE Corporation for the fiscal year December 28, 2003 as to which this Certification is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and (2) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of COMFORCE Corporation.

Date: March 26, 2004

/s/ John C. Fanning
John C. Fanning,
Chairman and Chief Executive Officer